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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 13, 2005

                            VALENCE TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                        0-20028                 77-0214673
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
       Incorporation)                                        Identification No.)


                      6504 BRIDGE POINT PARKWAY, SUITE 415
                               AUSTIN, TEXAS 78730
          (Address of Principal Executive Offices, Including Zip Code)

                                 (512) 527-2900
              (Registrant's Telephone Number, Including Area Code)

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             (Former Name or Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On July 13, 2005, we entered into an employment agreement with Dr. James Akridge. Dr. Akridge will serve as our chief executive officer and has been appointed to its board of directors.

     Dr. Akridge will initially receive an annual salary of $250,000, which amount will be reviewed annually by the compensation committee of our board and may be increased, but not decreased. In addition, Dr. Akridge will be eligible for consideration of an annual bonus. Any bonus will be at the discretion of the compensation committee. As an inducement to his employment, on July 13, 2005, Dr. Akridge was granted options to purchase 1,000,000 shares of our common stock with an exercise price of $2.99 per share, the closing price of our common stock on the National Small Cap Market on July 13, 2005. The options were not issued under our Amended and Restated 2000 Stock Option Plan. The options vest as follows: 100,000 on July 13, 2005, 225,000 on July 13, 2006, and the remaining 675,000 in 12 equal quarterly installments over the following three years. Additionally, we have also agreed to pay $127,500 to buy-out the nine month severance agreement Dr. Akridge has with his former employer Sion Power Corporation. Under the terms of the agreement, we have agreed to pay Dr. Akridge a lump sum payment of $125,000 and six months of COBRA benefit payments if we are acquired or dissolved during the 24 months following the date of his hire and as a result Dr. Akridge is terminated or forced to resign.

     This summary of the terms of the employment agreement with Dr. Akridge is qualified in its entirety by the text of the agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing the appointment of Dr. Akridge as our chief executive office is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     As an inducement to his employment, on July 13, 2005, Dr. Akridge was granted options to purchase 1,000,000 shares of our common stock with an exercise price of $2.99 per share, the closing price of our common stock on the National Small Cap Market on July 13, 2005. The options were not issued under our Amended and Restated 2000 Stock Option Plan. The options vest as follows:
100,000 on July 13, 2005, 225,000 on July 13, 2006, and the remaining 675,000 in
12 equal quarterly installments over the following three years.

     A copy of the press release announcing the grant of options to Dr. Akridge is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     (b) On July 13, 2005, Stephan B. Godevais resigned as our president and chief executive officer. Mr. Godevais will continue to advise us during the transition period following his resignation either as chairman of the board or as an outside consultant.


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     (c)

          (1) On July 13, 2005, we hired Dr. James Akridge as its new chief executive officer.

          (2) Dr. Akridge, 58,served as chief technology officer at Sion Power Corporation since 1999 where he had company-wide responsibility for all research and development operations, global intellectual property licensing, technology partnerships and joint ventures. Prior to his employment at Sion Power, Dr. Akridge held various positions in research, development and operations over the course of 20 years at Energizer Holdings, Inc. There are no family relationships between Dr. Akridge and any director or executive officer of Valence.

          (3) The material terms of the employment agreement between us and Dr. Akridge are set forth in Item 1.01 above, and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.       Description

10.1              Letter Agreement, effective July 13, 2005 by and between Valence Technology,
                  Inc., and James R. Akridge.

99.1              Press Release dated July 13, 2005.

99.2              Press Release dated July 15, 2005.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          VALENCE TECHNOLOGY, INC.




Date:    July 15, 2005                    /s/ Kevin W. Mischnick
                                          --------------------------------------
                                          Name:    Kevin W. Mischnick
                                          Title:   Vice President of Finance and
                                                   Assistant Secretary


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                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION

10.1              Letter Agreement, effective July 13, 2005 by and between Valence Technology,
                  Inc., and James R. Akridge.

99.1              Press Release dated July 13, 2005.

99.2              Press Release dated July 15, 2005.
